Acceptance Agreement

No. 64720092302008044

Drawer (Party A): Changxing Chisen Electric Co., Ltd.
Legal Representative (Principal): Xu Kecheng
Add.: Changxing Economic Development Area
Postal Code: 313100
Tel.: 86-572-6267588
Fax: 86-572-6267588

Acceptor (Party B): China Construction Bank Changxing Branch Co., Ltd.
Legal Representative (Principal): Chen Shuo
Add.: No. 18 Front West Street Zhicheng Town Changxing Country
Postal Code: 313100
Tel.: 86-572-6024028
Fax: 86-572-6024028

Party A applies to Party B for acceptance draft, the contents are as follows:
Draft No.	Amount	Date Drawn	Due Date	Payee’s Name	Account Number
EA/01 00851130	RMB10 million	September 9, 2008	March 9, 2009	Jiangsu Xiangfa Battery Co., Ltd.	32001728036052502278
EA/01 00851131	RMB10 million	September 9, 2008	March 9, 2009	Jiangsu Xiangfa Battery Co., Ltd.	32001728036052502278
EA/01 00851132	RMB10 million	September 9, 2008	March 9, 2009	Jiangsu Xiangfa Battery Co., Ltd.	32001728036052502278

Total of amount of draft (in words): thirty million Yuan Renminbi

Article 1 Conditions for the acceptance by Party B:

Unless being waived in whole or in part by Party B, only if the conditions set below have been met, Party B will agree to accept the preceding drafts:

(1)	Party A has paid the security according to this Agreement;
(2)	Party A has paid acceptance commission and commitment fee according to this Agreement;
(3)	The guarantee of the article 3 of this Agreement has come into force;
(4)	Other conditions specified by both parties.

Article 2 Acceptance Fee

(1)	The acceptance commission shall be charged according to 0.05% of face value;
(2)	The acceptance commitment fee shall be paid in full according to 0.375% of the difference between the accepted amount and the security.

Article 3 Acceptance Guarantee

1. Security

For the accepted amount hereunder, Party A shall pay a security to Party B pursuant to September 9, 2008.

Draft No.	Amount	Payee’s Name	Security Amount	Deposit Type	Account Number
EA/01 00851130	RMB10 million	Jiangsu Xiangfa Battery Co., Ltd.	RMB5 million	Fixed deposit	33001647235049000122#0#
EA/01 00851131	RMB10 million	Jiangsu Xiangfa Battery Co., Ltd.	RMB5 million	Fixed deposit	33001647235049000122#0#
EA/01 00851132	RMB10 million	Jiangsu Xiangfa Battery Co., Ltd.	RMB5 million	Fixed deposit	33001647235049000122#0#

2.	Other Guarantee
Zhejiang Chisen Glass Co., Ltd., Xu Kecheng and his spouse will act as guarantors.

Article 4 After Party B’s acceptance of the draft, both parties agree as follows:

1.	Party A shall, pursuant to the due date of the draft, deposit the amount in full to Party B’s account (account number: 33001647242050000065).
2.	Party B shall unconditionally pay for money upon the draft on the due date.
3.
If Party A fails to pay the money in full according to subsection 1 hereinbefore and this leads to Party A’s disbursement, Party B shall be entitled to collect an interest of 0.05% of the unpaid money on Party A.

Article 5 Breach of Agreement

1.	Party A’s breach of agreement
(1)	Fail to pay the money in full and on time;
(2)	Fail to repay the principal and interest of disbursement pursuant to section 4 hereof;
(3)	Involved in other matters leading to its lose of capacity to perform this Agreement.

2.	Liability for breach of agreement
(1)
For Party A’s failure mentioned in abovementioned first subsection, Party B shall be entitled to deduct from Party A’s security account and its accounts opened in Party B and in the system of China Construction Bank the money to offset the draft;

(2)
For Party A’s failure mentioned in abovementioned second subsection, Party B shall be entitled to deduct the principal and interest of disbursement from Party A’s accounts opened in Party B and in the system of China Construction Bank;

(3)	For Party A’s other failure, Party B shall be entitled to:
A.	terminate this Agreement;
B.	require Party A to add acceptant security; and
C.	require Party A to deposit money payable in advance in the event of un matured draft and Party A’s failure to pay money payable in full.

Article 6 Others

Party B shall authorize China Construction Bank Changxing Branch to, in its name, manage the performance of this Agreement, enjoy the rights hereunder and fulfill the obligations hereunder.

Article 7 Effectiveness

This Agreement shall take effect since being signed and sealed by both parties.

Article 8 Termination

This Agreement shall be terminated on condition that Party A has paid for the draft in full, or Party A has paid off the disbursement by Party B and other relevant fees (including, but not limited to, legal cost, property protection fee, arbitration fee, attorney’s fee, etc.) paid by Party B in order to recover the principal and interest of the disbursement.

Article 9 Applicable Law and Dispute

This Agreement shall be governed by Chinese laws.

Any dispute arising from this Agreement shall be settled through consultation. In case no settlement can be reached through consultation, any party may refer such dispute to the court of the place in which the drawer is located.

Article 10 Counterparts

This Agreement shall be executed in three copies, one for each of the drawer, acceptance bank and the guarantor, each of which shall be equally authentic.

Drawer: Changxing Chisen Electric Co., Ltd. (seal)
Legal representative: /s/ Xu Kecheng

Acceptance bank: China Construction Bank Changxing Branch Co., Ltd. (seal)
Authorized representative: /s/ Chen Shuo

Date: September 9, 2008